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                                                                     Exhibit (n)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 26, 2000, relating to the Statement of Assets and Liabilities of meVC Delta Life Sciences Fund I, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration.

PRICEWATERHOUSECOOPERS, LLP


PricewaterhouseCoopers, LLP
Boston, Massachusetts
July 21, 2000